UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012 (March 15, 2012)

Oxford Resource Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH		43215
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Oxford Resource Partners, LP (“Oxford”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on March 21, 2012 (the “Original Form 8-K”), related to, among other things, the announcement that Oxford had committed to restructuring its Illinois Basin (“ILB”) operations in Kentucky following receipt of a contract termination notice from a customer. Oxford disclosed in the Original Form 8-K that it anticipated incurring transaction costs in connection with the restructuring, but that Oxford had determined that, at the time of the filing of the Original Form 8-K, it was unable in good faith to make a determination of the estimates required by paragraphs (b), (c), and (d) of Item 2.05 of the Form 8-K General Instructions. The purpose of this Current Report on Form 8-K/A is to amend the Original Form 8-K to provide such estimates, which were determined by Oxford on April 30, 2012.

Item 2.05. Costs Associated With Exit or Disposal Activities.

On March 21, 2012, Oxford announced that it has committed to restructuring its ILB operations in Kentucky following receipt of a contract termination notice from a customer. The commitment to the restructuring of its ILB operations was made on March 15, 2012 when Oxford idled one mine, reduced mining operations at a second mine and terminated a significant number of employees. This action was precipitated by the termination of a coal supply contract by an ILB customer of Oxford in Kentucky, and affected the ILB operations that supported the terminated contract. Prior thereto in February, Oxford had idled another ILB mine and the ILB wash plant and terminated some of its employees in connection with its decision to substitute purchased coal for mined and washed coal under certain customer supply contracts, and these actions alone did not have a material effect on Oxford. With Oxford’s commitment in March to the restructuring of its ILB operations, the earlier action has been included as a part of the overall restructuring. Oxford is proceeding with the steps necessary for closure of the idled ILB mines and wash plant, and is assessing other steps it may take with respect to restructuring of its ILB operations. The expected completion date for the restructuring is the end of 2012.

Oxford estimates the impairment and restructuring charges incurred in the first quarter were approximately $8.4 million related to the restructuring plan, consisting of non-cash asset impairment charges related to coal reserves, mine development costs and certain fixed assets, such as mining equipment and vehicles, of approximately $7.2 million; one-time employee termination costs of approximately $728,000; equipment relocation costs of approximately $29,000; and professional fees and other costs of approximately $369,000.

We expect to incur additional costs estimated at approximately $1.2 million throughout the remainder of 2012 in completing the execution of the restructuring plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: May 3, 2012		By:	/s/ Jeffrey M. Gutman
			Name:	Jeffrey M. Gutman
			Title:	Senior Vice President, Chief Financial Officer and Treasurer